WRITTEN CONSENT OF DIRECTOR(S) TO CORPORATE ACTION WITHOUT MEETING OF SPORTS POUCH BEVERAGE COMPANY, INC.
A Nevada corporation

The undersigned, Mary Louise Arvizu and Steve Truong, the only members of, and, therefore, constitute the Board of Directors of SPORTS POUCH BEVERAGE COMPANY, INC., a corporation originally incorporated in the State of Nevada on September 15, 2004 and to be reinstated to resume its good standing status, hereby approve the following resolutions and consents to their adoption, in lieu of a meeting on this 19th day of March, 2021.

WHEREAS, on March 19, 2021 a majority of shareholders of the Company voted to consent to the Business Combination Agreement between the Company and Glink Apps International, Inc., a Wyoming corporation;

NOW, THEREFORE, BE IT RESOLVED that this Company enter into and consummate the Business Combination Agreement dated March 19, 2021 between the Company and Glink Apps International, Inc.;

FURTHER RESOLVED that in addition to and without limiting the foregoing, each officer of the Company be and hereby is authorized and directed to take, or cause to be taken, such further action, and to execute and deliver, or cause to be delivered, for and in the name and on behalf of the Company, all such instruments and documents as such officer may deem necessary, appropriate or in the best interests of the Company to effectuate the intent of the foregoing resolutions and the transactions contemplated thereby (as conclusively evidenced by the taking of such actions or the execution and delivery of such instruments and documents, as the case may be) and all action heretofore taken by such officer in connection with the subject of the foregoing recitals and resolutions be, and it hereby is, approved, ratified and confirmed in all respects as the act and deed of the Company.

By their signature(s) below, the above resolutions have been duly authorized and adopted by the Company's Board of Directors.

Dated: March 19, 2021

Mary Louise Arvizu

Mary Louise Arvizu, Director

Steve Truong

Steve Truong, Director